AMERIANA NEWS RELEASE


           Ameriana Bancorp
          2118 Bundy Avenue
                 P.O. Box H     Contact:   Harry J. Bailey
        New Castle, Indiana                President and Chief Executive Officer
                 47362-1048                (765) 529-2230
765-529-2230/1-800-487-2118







             AMERIANA ANNOUNCES NEW SENIOR VICE PRESIDENT-TREASURER

NEW CASTLE,  Ind. (April 10, 2002) - Ameriana  Bancorp (The Nasdaq Stock Market:
ASBI) today announced that Bradley L. Smith has been named Senior Vice President-Treasurer of the Company. Smith (age 41) replaces Richard E. Welling, who has resigned to pursue other interests.

     Prior to joining Ameriana, Smith was Executive Vice President at Finance Center Federal Credit Union in Indianapolis. During his tenure there, he began as Controller in 1992, then became Vice President of Finance in 1994, Senior Vice President of Finance and Technology in 1995, and finally Executive Vice President in 1998. He was responsible for investments, accounting, asset/liability management, support services, data processing, technology, and development and implementation of corporate strategic goals. Prior to that, Smith served as financial officer and financial accountant at AmeriTrust National Bank; Vice President and Controller of First Savings and Loan Association of Central Indiana; accounting manager of Inland Mortgage Company; staff accountant for George S. Olive and Company, CPAs; and staff auditor for Citizens and Southern National Bank in Atlanta.

     Smith received a Bachelor of Science degree in Accounting from the University of Kentucky. He is a Certified Public Accountant.

     Commenting on the announcement, Harry J. Bailey, President and Chief Executive Officer, said, "We are very pleased to announce the addition of Brad Smith to our management team. As a CPA, Brad has a strong background in accounting and finance, and with 20 years of accounting and managerial experience in the financial services industry, he brings the background and skills necessary to help us continue to grow and improve our operations in the future."

     Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank and Trust, the Company offers an extensive line of banking services and provides a range of investments and securities products through branches in central Indiana and in the greater Cincinnati, Ohio area. As its name implies, Ameriana Bank and Trust also offers trust and investment management services, has interests in Family Financial Life Insurance Company and Indiana Title Insurance Company, and owns Ameriana Insurance Agency, a full-service insurance agency.

                                     -MORE-

ASBI Names New Senior Vice President-Treasurer
Page 2
Page 10, 2002


     This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," "expect," "anticipate," and "potential" involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the amount of losses incurred from the liquidation of certain of the Company's investments, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.


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